COMMERCIAL FEDERAL APPOINTS PATRICK J. CORRIGAN,
                ------------------------------------------------

                   EXECUTIVE VICE PRESIDENT COMMERCIAL BANKING
                   -------------------------------------------


OMAHA, NE, February 25, 2005 - Commercial Federal Corporation (NYSE:CFB) today announced the appointment of Patrick J. Corrigan as Executive Vice President Commercial Banking.

Mr. Corrigan, 47, joins Commercial Federal from U.S. Bancorp, headquartered in Minneapolis, Minn., where he served as President of U.S. Bank in Omaha, Neb.

In announcing the appointment, Frederick R. Kulikowski, Commercial Federal's President and Chief Operating Officer, said, "Pat is a key addition to our management group. His experience and knowledge of the business banking opportunities in our growing markets will greatly strengthen our efforts in building a significant commercial banking platform at CFB. We are very excited to have Pat join our team."

A graduate of the University of St. Thomas in St. Paul, Minn., Mr. Corrigan holds a bachelor's degree in business administration.

Commercial Federal Corporation (NYSE:CFB) is the parent company of Commercial Federal Bank, a $11.5 billion federal savings bank with branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking services including mortgage origination and servicing, commercial and industrial lending, small business banking, construction lending, cash management, insurance and investment services, and Internet banking.